Exhibit 15.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-286285) of our report dated May 13, 2026, relating to the consolidated financial statements of Huachen AI Parking Management Technology Holding Co., Ltd included in its annual report on Form 20-F for the years ended December 31, 2025, 2024, and 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Singapore,

May 13, 2026